Exhibit 99.1

Investor Contact:          Valda Colbart, 419-784-2759, rfcinv@rurban.net

RURBAN FINANCIAL CORP. ENCOURAGED BY FIRST QUARTER 2010 RESULTS

DEFIANCE, Ohio, April 28, 2010 — Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data and item processing, reported a first quarter 2010 loss of $848 thousand, or $(0.17) per diluted share, compared to net income of $1.1 million, or $0.23 per diluted share, reported in first quarter 2009.

Mark A. Klein, President and CEO of Rurban Financial Corp., commented, “We are encouraged by our progress in spite of the first quarter numbers reflecting the continuing expenses related to the planned spin-off of our technology segment, RDSI Banking Systems, as well as further loan loss provision.  While the banking industry continues to be plagued by loan portfolio challenges, we were extremely pleased to reduce our non-performing assets by over $4.3 million, or 21 percent, from the prior quarter.”

During the quarter the Company took an appropriate $896 thousand of additional provision for loan losses, compared to the year-ago quarter, for a total of $1.4 million.  Non-performing assets ended the quarter at $16.0 million, or 2.38 percent of assets.  This is a dramatic improvement from the December 31, 2009 level at $20.3 million and 3.02 percent, respectively.  Charge-offs for the quarter were $2.3 million, down slightly from the $2.5 million recognized in the fourth quarter of 2009.  “We believe we continue to be well-positioned for the current economic environment and the opportunities going forward,” stated Mr. Klein.

Highlights of Rurban’s consolidated 2010 first quarter performance include:

•
The transition of The State Bank and Trust Company to the new core banking application, Single Source™, occurred on March 19th.  As previously reported, Rurban Financial Corp. plans to spin-off RDSI, resulting in RDSI becoming a separate independent public company.  The planned spin-off would be followed immediately by the merger of RDSI with New Core Holdings, Inc. d/b/a New Core Banking Systems.  In connection with the planned spin-off and merger, RDSI filed an amended Form 10 Registration Statement with the SEC on March 31, 2010 and continues to work through the SEC comment process.  The spin-off remains subject to final approval by the Company’s Board of Directors and the satisfaction of other conditions.

•
RDSI continues its progression toward spinning-off from Rurban to become an independent publicly traded company.  RDSI reported a net loss of $879 thousand for the first quarter of 2010, compared with net income of $768 thousand in the 2009 first quarter and a $509 thousand loss for the linked quarter.  Included in the first quarter loss is accelerated depreciation of the current software being discontinued at the end of 2010 of $750 thousand.  RDSI also recorded an impairment for the first quarter on this software of $568 thousand totaling $1.3 million of accelerated depreciation, which is a non-cash charge.

•	The Board of Directors has elected to continue the suspension of its quarterly dividend. The suspension of the quarterly dividend will continue to be assessed on a quarterly basis.

The following chart and narrative reflect the combined results of Rurban across both of its business segments, banking and data / item processing:

CONSOLIDATED – FIRST QUARTER RESULTS
(Dollars in thousands except per share data)

Earnings:	1Q 2010	4Q 2009	1Q 2009
Net interest income	$4,904	$5,285	$5,016
Non-interest income	6,783	7,174	7,448
Revenue	11,687	12,459	12,464
Provision (credit) for loan losses	1,391	3,546	495
Non-interest expense	11,792	12,096	10,475
Net income (loss)	(848)	(1,884)	1,104
Diluted EPS	$(.17)	$(0.39)	$0.23

Net interest income remained flat at $4.9 million for the quarter, compared to $5.0 million for the first quarter of 2009.

Non-interest income was down 9 percent at $6.78 million for the first quarter of 2010, compared to $7.45 million for the first quarter of 2009, as revenue from our technology segment was down 19 percent from the prior year.  This is attributable to the de-conversion of client banks from the RDSI system.  The company sold approximately $10 million in Securities during the quarter and recorded $451 thousand in Gain-on-Sale of securities which is part of management’s plan to move the balance sheet to a more asset-sensitive position.

Non-interest expense for the year-over-year first quarter increased $1.3 million, or 12.3 percent.  Depreciation related to the current software, which has been accelerated due to the discontinuance of this software by RDSI at the end of 2010 in connection with the planned spin-off of RDSI and merger with New Core, was up $750 thousand from the prior year.  That depreciation, plus the impairment charge of $568 thousand, resulted in $1.3 million of additional expenses during the quarter.  Our FDIC assessment was also up $173 thousand from the first quarter of 2009.

CONSOLIDATED BALANCE SHEET

Total assets were $673.8 million on March 31, 2010, up $8.0 million from 12 months ago, while remaining flat from the linked-quarter.  Net loans were $444.1 million at March 31, 2010, up $10.0 million from twelve months ago and down $8.5 million from December 31, 2009.  Total deposits were $498.9 million at March 31, 2010, up $11.3 million from twelve months ago and up $7.7 million, or 1.6 percent, from December 31, 2009.  Total shareholder’s equity stood at $60.9 million at March 31, 2010, compared to $63.6 million at March 31, 2009 and $61.7 million at December 31, 2009.

BANK OPERATING RESULTS

The Banking Segment reported earnings of $538 thousand for the first quarter of 2010, compared to $863 thousand for the first quarter of 2009.

State Bank’s expense reduction plan, initiated in the fourth quarter of 2009, will continue through the second quarter of 2010.  The full realization of these reduced expenses should be manifest by the end of the second quarter.  The potential result is capturing in excess of $1 million in pretax annualized expense savings.

Total deposits at March 31, 2010 were $498.9 million, compared to $491.2 million at December 31, 2009 and $487.6 million for the year-ago quarter-end.  Net interest margin for the banking segment was 3.82 percent for the quarter, down just slightly from the prior year level of 3.93 percent.  State Bank continues to position itself for the future in terms of its asset mix.  The deposit mix continues to shift toward core transaction deposits (DDA, NOW, SAV and MMA), which accounted for 57.6 percent of total deposits for the first quarter 2010, compared with 52.2 percent for the year-ago first quarter.

“Our loan production remains relatively consistent, although we have certainly become more cautious in our lending practices.  We have been very pleased with our deposit activity in all the markets we serve,” continued Mr. Klein.

ASSET QUALITY

Provision for Loan Losses was $1.4 million in the first quarter of 2010, compared to $495 thousand in the first quarter of 2009 and $3.5 million for the linked quarter.  For the first quarter of 2010, net charge-offs totaled $2.3 million, or 2.05 percent of average loans on an annualized basis, compared to $167 thousand, or 0.15 percent of average loans for the year-ago quarter.  Non-performing assets increased to 2.38 percent of assets, versus 1.59 percent for the year-ago quarter but were down substantially from the 3.02 percent for year-end.  State Bank’s Allowance for Loan Loss was 1.37 percent of loans at March 31, 2010, which represented an increase from 1.23 percent for the year-ago quarter, but a decrease from 1.55 percent for year-end.  The following chart and narrative summarizes the asset quality picture:

(Dollars in thousands except percent data)

ASSET QUALITY	1Q 2010	4Q 2009	1Q 2009
Net charge-offs	$2,346	$2,547	$167
Net charge-offs to avg. loans (Annualized)	2.05%	2.19%	0.15%
Non-performing loans	$14,399	$18,543	$9,163
OREO + OAO	$1,616	$1,775	$1,426
Non-performing assets (NPA’s)	$16,016	$20,319	$10,589
NPA / Total assets	2.38%	3.02%	1.59%
Allowance for loan losses	$6,075	$7,030	$5,349
Allowance for loan losses / Loans	1.37%	1.55%	1.23%

Non-performing assets (loans + OREO + OAO=NPA) were $16.0 million, or 2.38 percent, of total assets at March 31, 2010, an increase of $5.4 million from a year-ago and down $4.3 million from the linked quarter.  State Bank has been aggressive in classifying and collecting these problem loans.  The management team is very proactive in reaching out to customers to restructure loans to reduce delinquency rates.

The economic challenges facing the banking industry continue, as evidenced by the number of established customers who are struggling to make their payments.  Until there is general improvement in the economy, State Bank will continue to see stress on its loan portfolio.

“We strive to take a proactive stance toward potential non-performing assets, and we closely monitor the progress of our portfolio.  We want to remain the financial institution of choice to our communities so that we can continue lending to qualified borrowers.  This is where maintaining our prudent standards of underwriting becomes one of our most valuable tools, so we can continue to play a pivotal role in our customers’ lives,” stated Mr. Klein.

RDSI OPERATING RESULTS

Revenue for the Data and Item Processing Segment was $4.4 million, down $1.0 million from $5.0 million reported for first quarter of 2009.  As mentioned in previous press releases, RDSI will have a challenging 2010 from an earnings perspective as a result of the loss of existing RDSI customers that elect not to convert to Single Source™ at this time.  The conversion of clients to the Single Source™ software started in March will continue throughout 2010 and beyond.

Net Loss for the first quarter was $879 thousand, compared to net income of $768 thousand for the year-ago first quarter.  “RDSI continues to cultivate their pipeline and a number of bank prospects are excited to see the Single Source™ system in action.  We believe that, as banks continue to streamline their expenses, the attraction to a new real-time core banking application will be even more appealing.  RDSI will continue to face financial challenges over the next few quarters as it transitions to a new business model, but we believe there is substantial potential for achieving growth within the industry fueled by our new independent direction.  We remain optimistic that we are positioning RDSI for a strong recovery on the other side of this change in strategic direction,” said Mr. Kenneth A. Joyce, President and CEO of RDSI.

In conclusion, Mr. Klein commented, “The financial results of the quarter are fundamentally encouraging.  Despite the troubled economic waters we are treading, the outlook is appearing brighter and we have confidence that our consistent diligence in providing optimal customer service will continue to help us overcome the challenges we will face in the future.”

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio.  Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and RDSI Banking Systems (RDSI), including DCM.  The State Bank and Trust Company offers financial services through its 19 banking centers in Allen, Defiance, Fulton, Lucas, Paulding, Williams and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio.  Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest.  RDSI and DCM provide data and item processing services to community banks in Arkansas, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin.  Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF.  Learn more about Rurban at http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law.  All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

RURBAN FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
March 31, 2010 and December 31, 2009 and March 31, 2009

	March	December	March
	2010	2009	2009
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$37,404,242	$24,824,785	$14,814,685
Federal funds sold	-	-	8,200,000
Cash and cash equivalents	37,404,242	24,824,785	23,014,685
Available-for-sale securities	106,855,099	105,083,112	127,879,529
Loans held for sale	12,469,633	16,857,648	9,095,776
Loans, net of unearned income	444,082,134	452,557,581	434,051,854
Allowance for loan losses	(6,075,126)	(7,030,178)	(5,348,952)
Premises and equipment, net	16,308,680	16,993,640	17,159,167
Purchased software	4,307,523	5,338,319	5,741,678
Federal Reserve and Federal Home Loan Bank Stock	3,748,250	3,748,250	3,544,100
Foreclosed assets held for sale, net	1,613,937	1,767,953	1,393,155
Accrued interest receivable	2,963,119	2,324,868	2,864,190
Goodwill	21,414,790	21,414,790	21,414,790
Core deposits and other intangibles	4,777,379	4,977,513	5,614,025
Cash value of life insurance	12,896,092	12,792,045	12,734,983
Other assets	11,037,845	11,398,776	6,653,626

Total assets	$673,803,597	$673,049,102	$665,812,606

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non interest bearing demand	$61,699,862	$57,229,795	$49,968,772
Interest bearing NOW	88,805,006	87,511,973	77,058,528
Savings	43,772,462	43,321,364	37,150,700
Money Market	93,022,350	86,621,953	90,318,191
Time Deposits	211,645,981	216,557,067	233,137,761
Total deposits	498,945,661	491,242,152	487,633,952
Notes payable	3,380,935	2,146,776	2,500,000
Advances from Federal Home Loan Bank	32,659,210	35,266,510	36,059,017
Fed Funds Purchased	-	5,000,000	-
Repurchase Agreements	49,111,099	47,042,820	47,894,843
Trust preferred securities	20,620,000	20,620,000	20,620,000
Accrued interest payable	1,200,836	1,507,521	1,724,525
Other liabilities	7,031,313	8,515,668	5,759,759

Total liabilities	612,949,054	611,341,447	602,192,096

Shareholders' Equity
Common stock	12,568,583	12,568,583	12,568,583
Additional paid-in capital	15,229,669	15,186,042	15,072,847
Retained earnings	33,567,379	34,415,316	36,449,912
Accumulated other comprehensive income (loss)	1,258,223	1,307,025	1,222,435
Treasury stock	(1,769,311)	(1,769,311)	(1,693,267)

Total shareholders' equity	60,854,543	61,707,655	63,620,510

Total liabilities and shareholders' equity	$673,803,597	$673,049,102	$665,812,606

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATION - UNAUDITED

	Three Months Ended
	March 31
	2010	2009
Interest income
Loans
Taxable	$6,411,582	$6,814,633
Tax-exempt	18,915	25,457
Securities
Taxable	702,255	1,079,497
Tax-exempt	319,063	227,884
Other	31,448	132
Total interest income	7,483,263	8,147,603

Interest expense
Deposits	1,374,291	1,898,304
Other borrowings	38,083	14,392
Retail Repurchase Agreements	426,967	427,487
Federal Home Loan Bank advances	352,817	392,572
Trust preferred securities	386,624	398,985
Total interest expense	2,578,782	3,131,740

Net interest income	4,904,481	5,015,863

Provision for loan losses	1,391,433	495,142

Net interest income after provision for loan losses	3,513,048	4,520,721

Non-interest income
Data service fees	4,029,406	4,972,549
Trust fees	642,786	583,623
Customer service fees	587,401	574,699
Net gain on sales of loans	717,014	1,078,047
Net realized gain on sales of securities	451,474	53,807
Investment securities recoveries	73,774	-
Loan servicing fees	153,842	67,873
Loss on sale of assets	(28,652)	(58,655)
Other income	155,981	175,562
Total non-interest income	6,783,026	7,447,505

Non-interest expense
Salaries and employee benefits	5,103,540	4,924,122
Net occupancy expense	586,223	626,281
FDIC Insurance expense	218,903	46,120
Equipment expense	2,165,101	1,613,393
Software impairment expense	568,535	-
Data processing fees	194,786	135,736
Professional fees	642,810	498,055
Marketing expense	77,601	188,746
Printing and office supplies	161,102	214,542
Telephone and communication	386,206	406,393
Postage and delivery expense	570,433	609,022
State, local and other taxes	121,039	232,896
Employee expense	279,925	259,938
Other expenses	715,494	719,780
Total non-interest expense	11,791,698	10,475,024

Income (loss) before income tax expense	(1,495,624)	1,493,202
Income tax expense (benefit)	(647,686)	389,649

Net income (loss)	$(847,938)	$1,103,553

Earnings (loss) per common share:
Basic	$(0.17)	$0.23
Diluted	$(0.17)	$0.23

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
(dollars in thousands except per share data)	2010	2009	2009	2009	2009

EARNINGS
Net interest income	$4,904	$5,285	$5,337	$5,361	$5,016
Provision for loan loss	$1,391	$3,546	$898	$799	$495
Non-interest income	$6,783	$7,174	$7,076	$7,897	$7,448
Revenue (net interest income plus non-interest income)	$11,687	$12,459	$12,413	$13,258	$12,464
Non-interest expense	$11,792	$12,096	$11,454	$11,108	$10,475
Net income (loss)	$(848)	$(1,884)	$160	$1,003	$1,104

PER SHARE DATA
Basic earnings (loss) per share	$(0.17)	$(0.39)	$0.03	$0.20	$0.23
Diluted earnings (loss) per share	$(0.17)	$(0.39)	$0.03	$0.20	$0.23
Book value per share	$12.72	$12.69	$13.30	$13.04	$13.06
Tangible book value per share	$6.83	$6.96	$7.39	$7.24	$7.24
Cash dividend per share	$0.00	$0.09	$0.09	$0.09	$0.09

PERFORMANCE RATIOS
Return on average assets	(0.51)%	(1.11)%	0.10%	0.61%	0.66%
Return on average equity	(5.49)%	(11.81)%	1.00%	6.29%	7.04%
Net interest margin (tax equivalent)	3.58%	3.77%	3.87%	3.82%	3.67%
Net interest margin (Bank Only)	3.82%	3.97%	4.06%	4.04%	3.93%
Non-interest expense / Average assets	7.11%	7.11%	6.88%	6.71%	6.29%
Efficiency Ratio - bank (non-GAAP)	73.22%	71.16%	75.80%	72.67%	77.41%

MARKET DATA PER SHARE
Market value per share -- Period end	$6.80	$6.84	$7.58	$7.75	$7.90
Market as a % of book	53%	54%	57%	59%	60%
Cash dividend yield	0.00%	5.26%	4.75%	4.65%	4.56%
Period-end common shares outstanding (000)	4,862	4,862	4,862	4,864	4,871
Common stock market capitalization ($000)	$33,060	$33,255	$36,852	$37,696	$38,484

CAPITAL & LIQUIDITY
Equity to assets	9.0%	9.2%	9.6%	9.6%	9.6%
Period-end tangible equity to tangible assets	7.0%	5.2%	5.6%	5.6%	5.5%
Total risk-based capital ratio (Estimate)	12.8%	12.6%	13.3%	13.7%	13.5%

ASSET QUALITY
Net charge-offs / (Recoveries)	$2,346	$2,547	$837	$275	$167
Net loan charge-offs (Ann.) / Average loans	2.05%	2.19%	0.73%	0.25%	0.15%
Non-performing loans	$14,399	$18,543	$9,646	$10,173	$9,163
OREO / OAOs	$1,616	$1,775	$1,748	$1,346	$1,426
Non-performing assets	$16,016	$20,319	$11,394	$11,519	$10,589
Non-performing assets / Total assets	2.38%	3.02%	1.69%	1.74%	1.59%
Allowance for loan losses / Total loans	1.37%	1.55%	1.32%	1.33%	1.23%
Allowance for loan losses / Non-performing Assets	37.9%	34.6%	52.1%	51.0%	50.5%

END OF PERIOD BALANCES
Total loans, net of unearned income	$444,082	$452,558	$448,393	$441,217	$434,052
Allowance for loan loss	$6,075	$7,030	$5,934	$5,873	$5,349
Total assets	$673,804	$673,049	$673,749	$661,545	$665,813
Deposits	$498,946	$491,242	$492,292	$472,994	$487,634
Stockholders' equity	$60,855	$61,708	$64,668	$63,413	$63,621
Full-time equivalent employees	311	315	321	309	306

AVERAGE BALANCES
Loans	$458,423	$464,618	$456,196	$448,677	$448,271
Total earning assets	$567,719	$577,263	$569,099	$575,240	$561,566
Total assets	$662,979	$680,121	$665,872	$662,589	$666,292
Deposits	$487,767	$499,317	$483,637	$483,882	$490,526
Stockholders' equity	$61,836	$63,800	$64,238	$63,823	$62,692

Rurban Financial Corp.
Segment Reporting
First Quarter Ended March 31, 2010
($ in Thousands)

Income Statement Measures	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Interest Income	$7,495	$31	$12	$(55)	$7,483

Interest Expense	2,155	93	386	(55)	2,579

Net Interest Income	5,340	(62)	(374)	-	4,904

Provision For Loan Loss	1,391	-	-	-	1,391

Non-interest Income	2,721	4,399	331	(668)	6,783

Non-interest Expense	6,061	5,669	730	(668)	11,792

Net Earnings/(Loss) QTD	$538	$(879)	$(507)	$-	$(848)

Performance Measures
Average Assets - QTD	$642,556	$22,272	$84,377	$(86,226)	$662,979

ROAA	0.33%	(15.79)%	-	-	(0.51)%

Average Equity - QTD	$67,701	$13,045	$61,836	$(80,746)	$61,836

ROAE	3.18%	(26.95)%	-	-	(5.49)%

Efficiency Ratio - %	73.22%	-	-	-	99.06%

Average Loans - QTD	$458,384	$3,000	$1,000	$(3,961)	$458,423

Average Deposits - QTD	$489,285	$-	$-	$(1,518)	$487,767

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - First Quarter 2010

($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Revenue
1Q10	$8,062	$4,338	$(52)	$(661)	$11,687
4Q09	$8,808	$4,430	$6	$(785)	$12,459
3Q09	$8,043	$5,159	$19	$(808)	$12,413
2Q09	$8,731	$5,316	$(19)	$(770)	$13,258
1Q09	$7,942	$5,348	$1	$(827)	$12,464
1st Quarter Comparison	$120	$(1,010)	$(53)	$-	$(777)

Non-interest Expenses
1Q10	$6,061	$5,669	$730	$(668)	$11,792
4Q09	$6,459	$5,204	$1,218	$(785)	$12,096
3Q09	$6,257	$5,145	$860	$(808)	$11,454
2Q09	$6,505	$4,394	$979	$(770)	$11,108
1Q09	$6,309	$4,185	$808	$(827)	$10,475
1st Quarter Comparison	$(248)	$1,484	$(78)	$-	$1,317

Net Income (loss)
1Q10	$538	$(879)	$(507)	$-	$(848)
4Q09	$(577)	$(509)	$(798)	$-	$(1,884)
3Q09	$712	$8	$(560)	$-	$160
2Q09	$1,048	$608	$(653)	$-	$1,003
1Q09	$863	$768	$(527)	$-	$1,104
1st Quarter Comparison	$(325)	$(1,647)	$20	$-	$(1,952)

Average Assets
1Q10	$642,556	$22,272	$84,377	$(86,226)	$662,979
4Q09	$659,674	$22,368	$85,392	$(87,313)	$680,121
3Q09	$644,116	$22,770	$86,418	$(87,432)	$665,872
2Q09	$641,939	$22,166	$86,005	$(87,521)	$662,589
1Q09	$645,365	$20,256	$85,313	$(84,642)	$666,292
1st Quarter Comparison	$(2,809)	$2,016	$(936)	$-	$(3,313)

ROAA
1Q10	0.33%	(15.79)%	-	-	(0.51)%
4Q09	(0.35)%	(9.10)%	-	-	(1.11)%
3Q09	0.44%	0.14%	-	-	0.10%
2Q09	0.65%	10.97%	-	-	0.61%
1Q09	0.53%	15.17%	-	-	0.66%
1st Quarter Comparison	(0.20)%	(30.95)%	-	-	(1.17)%

Average Equity
1Q10	$67,701	$13,045	$61,836	$(80,746)	$61,836
4Q09	$69,066	$13,969	$63,800	$(83,035)	$63,800
3Q09	$68,153	$14,723	$64,238	$(82,877)	$64,238
2Q09	$67,760	$14,674	$63,823	$(82,434)	$63,823
1Q09	$66,532	$14,529	$62,692	$(81,061)	$62,692
1st Quarter Comparison	$1,169	$(1,484)	$(856)	$-	$(856)

ROAE
1Q10	3.18%	(26.95)%	-	-	(5.49)%
4Q09	(3.34)%	(14.57)%	-	-	(11.81)%
3Q09	4.18%	0.22%	-	-	1.00%
2Q09	6.19%	16.57%	-	-	6.29%
1Q09	5.19%	21.14%	-	-	7.04%
1st Quarter Comparison	(2.01)%	(48.10)%	-	-	(12.53)%

Efficiency Ratio
1Q10	73.22%	129.42%	-	-	99.06%
4Q09	71.52%	116.27%	-	-	95.36%
3Q09	75.56%	98.67%	-	-	90.55%
2Q09	72.67%	81.49%	-	-	82.11%
1Q09	77.41%	77.48%	-	-	82.24%
1st Quarter Comparison	(4.19)%	51.94%	-	-	16.82%